Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Callodine Specialty Income Fund of our report dated February 19, 2025 relating to the financial statements of Callodine Specialty Income Fund, which appears in this Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm; Legal Counsel”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 12, 2025